AMENDMENT TO GLOBAL SECURITIES LENDING AGENCY AGREEMENT

CITIBANK, N.A., a national banking organization (the “Agent”) and DIAMOND HILL FUNDS (the “Lender”) hereby amend the Global Securities Lending Agency Agreement between the Lender and the Agent dated July 28, 201 1, (the “Original Agreement”) as follows:

1. Schedule I of the Original Agreement is hereby deleted and revised to read in its entirety:

SECURITIES LENDING BORROWERS

LENDER: DIAMOND HILL FUNDS

US Borrower List

1	ABN AMRO Securities (USA) LLC (f/k/a MeesPierson Securities LLC)
2	Banca IMI Securities Corp
3	Bank of Montreal, (US Branch)
4	Bank of Nova Scotia, New York Agency
5	Barclays Capital Inc,
6	BMO Capital Markets Corp (f/k/a Harris Nesbitt Corp. BMO Nesbitt Burns Corp. Nesbitt Burns Securities Inc )
7	BNP Paribas Prime Brokerage Inc
8	BNP Paribas Securities Corp
9	CIBC World Markets Corp. (f/k/a CIBC Oppenheimer Corp.)
10	Cantor Fitzgerald & Co.
11	Citadel Securities LLC (f/k/a Citadel Trading Group L.L.C. and Citadel Derivatives Group LLC)
12	Citigroup Global Markets Inc
13	Commerz Markets LLC (f/k/a Dresdner Kleinwort Securities LLC, Dresdner Kleinwort Wasserstein LLC, Dresdner Kleinwort Benson North America LLC)
14	Credit Agricole Securities (USA), Inc. (f/k/a Calyon Securities (USA), Inc
15	Credit Suisse Securities (USA) LLC (f/k/a Credit Suisse First Boston LLC, Credit Suisse First Boston Corporation)
16	Daiwa Capital Markets America Inc. (f/k/a Daiwa Securities America, Inc.)
17	Deutsche Bank Securities Inc (f/k/a Deutsche Banc Alex Brown Inc.)
18	First Clearing LLC (wholly owned limited liability company of Wells Fargo Advisors LLC
19	Goldman, Sachs & Co
20	Guggenheim Securities LLC (f/k/a Guggenheim Liquidity Services, LLC, LBBW Securities, LLC)
21	HBK Global Securities LP
22	HSBC Securities (USA) Inc
23	ING Financial Markets LLC (f/k/a ING Barings Corp.)
24	Industrial and Commercial Bank of China Financial Services, LLC
25	Itau BBA USA Securities, Inc
26	J P Morgan Clearing Corp (f/k/a Bear Stearns Securities Corp.)
27	J P Morgan Securities LLC (f/k/a J P Morgan Securities, Inc , Merged with Chase Securities Inc.)
28	Jefferies LLC
29	KDC Securities, LP (f/k/a KDC Merger Arbitrage, LP)
30	Knight Execution & Clearing Services LLC (f/k/a Knight Clearing Services LLC)
31	Macquarie Capital (USA) Inc
32	Maple Securities USA Inc
33	Merrill Lynch, Pierce, Fenner and Smith, Inc (Part of Bank of America Corporation, merged with Banc of America Securities LLC)
34	Mizuho Securities USA Inc (f/k/a Fuji Securities, Inc )
35	Morgan Stanley & Co LLC
36	National Financial Services LLC (f/k/a National Financial Services Corp )

37	Newedge USA, LLC (f/k/a Fimat USA Inc.)
38	Nomura Securities International, Inc.
39	Pershing, LLC
40	Raymond James & Associates, Inc
41	RBC Capital Markets, LLC (f/k/a RBC Capital Markets Corporation, RBC Dominion Securities Corp.)
42	RBS Securities Inc (f/k/a Greenwich Capital Markets, Inc. and ABN AMRO Inc.)
43	RCAP Securities Inc
44	Sanford C. Bernstein & Co., L L C
45	Scotia Capital (USA) Inc
46.	SG Americas Securities, LLC (MSLA assigned by SG Cowen Securities Corp).
47	Societe Generale, New York Branch
48	TD Ameritrade Clearing Inc.
49	Timber Hill LLC
50	UBS Securities LLC
51	Unicredit Capital Markets LLC
52	Wells Fargo Bank, N A., (f/k/a Wachovia Bank, N.A. , First Union National Bank)
53	Wells Fargo Securities, LLC (f/k/a Wachovia Capital Markets, LLC)

UK Borrower List

1	Abbey National Treasury Services PLC (f/k/a Cater Allen Intl. Limited)
2	ABN AMRO Bank N.V. (Combined entity of Fortis Bank (Nederland) N.V. and ABN AMRO Bank N.V.)
3	Banc of America Securities Limited
4	Bank of Nova Scotia, London Branch***
5	Banco Santander SA
6	Bank of Scotland Plc
7	Barclays Bank Plc
8	Barclays Capital Securities Limited
9	BMO Capital Markets Corp (f/k/a Paloma Securities LLC)
10	BMO Capital Markets Limited (f/k/a Paloma Securities London Limited)
11	BNP Paribas, London Branch
12	BNP Paribas, Paris Branch
13	BNP Paribas Arbitrage SNC
14.	Canadian Imperial Bank of Commerce, London
15	Citibank Intl Plc
16	Citibank N.A., London Branch
17	Citigroup Global Markets Limited
18.	Citigroup Global Markets U K Equity Limited
19	Commerzbank AG
20	Credit Suisse Securities (Europe) Limited
21	Daiwa Capital Markets Europe Limited (f/k/a Daiwa Securities markets Europe Limited)
22	Deutsche Bank AG, Frankfurt
23	Deutsche Bank AG, London
24	Goldman Sachs International
25	HSBC Bank Plc
26	ING Bank NV
27	Lloyds Bank TSB
28	J.P. Morgan Securities Limited
29	Jefferies Intl Limited
30.	Macquarie Bank Limited
31	Merrill Lynch International
32	Mitsubishi UFJ Securities International Plc
33	Mizuho International Plc
34	Morgan Stanley & Co International Plc
35.	Morgan Stanley Securities Limited

36	National Australia Bank Ltd London
37	Natixis S A
38	Nomura International Plc
39	Royal Bank of Canada
40	Royal Bank of Canada Europe Limited
41	Royal Bank of Scotland N.V.
42	Royal Bank of Scotland Plc
43	Skandinaviska Enskilda Banken AB (publ)
44	SG Option Europe S A
45	Societe Generale
46	Standard Chartered Bank
47	UBS AG London Branch
48	UBS Limited
49	Unicredit Bank AG

Canadian Borrower List

1	BMO Nesbitt Burns Inc
2	CIBC World Markets Inc
3	HSBC Securities Canada Inc
4	Merrill Lynch Canada Inc
5	Newedge Canada Inc
6	RBC Dominion Securities Inc
7	Scotia Capital Inc
8	TD Securities Inc
9	Toronto Dominion Bank

(1)	By choosing Citigroup Global Markets Inc. (“CGMI”) or Citigroup Global Markets Limited (“CGML”) as an approved borrowers, you acknowledge that such entity is an affiliate of Citibank, N.A. (“Citibank”).

With respect to loans made pursuant to (1) above, Citibank acknowledges and agrees that such loans:

(a)	shall be made pursuant to terms and conditions substantively equivalent to the terms and conditions of loans with other Borrowers under the Lending Agreement; and

(b)	shall be made at rates and pricing equal to or better than rates or pricing negotiated with other borrowers for a similarly structured loan.

(2) In connection with loans of Securities and reverse repurchase transactions (if previously approved as investment vehicle for Securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodians of (a) collateral for securities lend under the securities lending program, and (b) Securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A., as our agent to enter into the necessary agreements to effectuate the foregoing.

2.	Schedule V of the Original Agreement is hereby deleted and revised to read in its entirety:

CUTOFF TIMES FOR SALES NOTIFICATION

Daily deadlines for the Lender’s requests to terminate a loan under Section 9.b. of the Agency Agreement are as follows:

•	For Canadian Equities — Trade Date

•	For Canadian Fixed Income Trade Date

•	For FRB Eiligible Securities — Settlement Date by 9AM EST

•	For U.S. Equities and U.S. Corporate bonds via DTC-Trade Date

•	For International Equities — Trade Date — except in the jurisdictions listed below Hong Kong, Singapore, South Korea — Trade Date by 12 noon Hong Kong time Spain — Trade Date by 12 noon Spain time *Taiwan — Trade Date minus two days by 9AM Hong Kong Time

*	Note: Lender shall be required to agree to the additional documentation as provided by the agent prior to entering into loans in this market.

3.	Schedule VI of the Original Agreement is hereby deleted and revised to read in its entirety:

APPROVED LENDING AGREEMENTS

APPLICABLE LENDING AGREEMENT*
Global Master Securities Lending Agreement (January 2010)

Master Securities Lending Agreement (1984) Master Securities Loan Agreement (2000)

*	Note: Agent shall provide Lender with a copy of the applicable Lending Agreement upon request.

4.	Exhibit A of the Original Agreement is hereby revised to read in its entirety as follows:

LIST OF DESIGNATED ACCOUNTS

Fund/Account Name	Account Number
Diamond Hills Small Cap Fund	207009
Diamond Hill Small-Mid Cap Fund	207010
Diamond Hill Large Cap Fund	207011
Diamond Hill Select Fund	207012
Diamond Long-Short Fund	207007

DIAMOND HILL LONG-SHORT FUND F/B/O UBS Securities LLC	207084
DIAMOND HILL LONG-SHORT FUND F/B/O J.P. Morgan Clearing Corp	207085
Diamond Hill Financial Long-Short Fund	207008
DIAMOND HILL FINANCIAL LONG-SHORT FUND F/B/O J.P. Morgan Clearing Corp.	207119
Diamond Hill Strategic Income Fund	207013
Diamond Hill Research Opportunities Fund	207962/613457052
DIAMOND HILL RESEARCH OPPORTUNITIES FUND F/B/O J.P. Morgan Clearing Corp.	208055

In the event of any inconsistency between this Amendment and the Original Agreement this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers effective as of August 22, 2013.

CITIBANK, N.A., Agent		DIAMOND HILL FUNDS, Lender

By:	/s/ Barry Winter	By:	/s/ James F. Laird
Name:	Barry Winter	Name:	James F. Laird
Title:	Managing Director	Title:	President